Exhibit 99.1

News Release

Graham Corporation  ◆  20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION NET INCOME INCREASED 12% TO $3.0 MILLION ON

EXPANDED GROSS MARGIN OF 24.8% IN FIRST QUARTER OF FISCAL 2025

•	STRONG FINANCIAL RESULTS FURTHER VALIDATES SOLID EXECUTION OF STRATEGIC INITIATIVES TO GROW AND DRIVE STRONGER EARNINGS POWER

•	REVENUE UP 5% TO A RECORD $50.0 MILLION REFLECTING STRENGTH IN DEFENSE AND REFINING; GROSS MARGIN EXPANDED 170 BASIS POINTS TO 24.8%

•	NET INCOME INCREASED 12% TO $3.0 MILLION FOR NET MARGIN OF 5.9%, ADJUSTED NET INCOME¹ WAS UP 20% TO $3.6 MILLION AND ADJUSTED EBITDA[1] WAS $5.1 MILLION, OR 10.3% OF SALES

•	ORDERS OF $55.8 MILLION DRIVEN BY DEFENSE MARKET AND INTERNATIONAL DEMAND, RESULTED IN A BOOK-TO-BILL RATIO OF 1.1X AND NEARLY $400 MILLION IN BACKLOG[2]

•	STRONG BALANCE SHEET WITH NO DEBT AND $21.6 MILLION OF CASH AT JUNE 30, 2024, PROVIDES FINANCIAL FLEXIBILITY TO SUPPORT FUTURE GROWTH

BATAVIA, NY, August 7, 2024 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries, today reported financial results for its first quarter for the fiscal year ended March 31, 2025 (“fiscal 2025”). Results for the quarter include the P3 Technologies, LLC (“P3”) acquisition, which closed on November 9, 2023.

“We are delivering consistent improvement, solid growth and strengthening profitability,” commented Daniel J. Thoren, President and Chief Executive Officer. “We believe our solid results reflect the commitment and discipline of the GHM team, the confidence our customers have bestowed on us and the effectiveness of our strategy to build better companies. In addition to the visibility our nearly $400 million in backlog provides, it is worth noting that the growth of our defense business has also reduced our economic sensitivity as we receive a steady flow of program renewals and new opportunities with the U.S. Navy. In fact, we will be breaking ground this month on a new 29,000 square foot facility in Batavia, NY to provide production efficiencies, and increased capabilities and capacity to support our defense customer’s needs.”

He concluded, “These are exciting times at Graham Corp. We are steadily advancing our plan, delivering on our targets and are strategically positioning for continued growth.”

[1]	Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. See attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s use of these non-GAAP measures.
[2]	Orders, backlog and book-to-bill ratio are key performance metrics. See “Key Performance Indicators” below for important disclosures regarding Graham’s use of these metrics.

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

First Quarter Fiscal 2025 Performance Review

(All comparisons are with the same prior-year period unless noted otherwise.)

($ in thousands except per share data)	Q1 FY25	Q1 FY24	$ Change	% Change
Net sales	$49,951	$47,569	$2,382	5%
Gross profit	$12,368	$10,977	$1,391	13%
Gross margin	24.8%	23.1%		+170 bps
Operating profit	$3,224	$3,684	$(460)	-12%
Operating margin	6.5%	7.7%		-120 bps
Net income	$2,966	$2,640	$326	12%
Net income margin	5.9%	5.5%		+40 bps
Net income per diluted share	$0.27	$0.25	$0.02	8%
Adjusted net income*	$3,584	$2,983	$601	20%
Adjusted net income per diluted share*	$0.33	$0.28	$0.05	18%
Adjusted EBITDA*	$5,137	$5,123	$14	0%
Adjusted EBITDA margin*	10.3%	10.8%		-50 bps

*

Graham believes that, when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles, adjusted net income, adjusted diluted net income per share, Adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, help in the understanding of its operating performance. See attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s use of these non-GAAP measures.

Record quarterly net sales of $50.0 million increased 5%, or $2.4 million, and included $1.6 million of incremental sales from P3. Sales to the defense market increased $6.3 million, or 28%, and were driven by better execution, improved pricing, and increased direct labor. These increases more than offset lower “Other” revenue that reflected variability in project timing across multiple markets and customers. Aftermarket sales to the refining, chemical/petrochemical, and defense markets of $7.8 million remained strong but were $3.0 million lower than the prior year record levels. See supplemental data for a further breakdown of sales by market and region.

Gross margin expanded 170 basis points to 24.8%, which reflected higher margin defense sales, higher margin P3 sales, and improved execution. Additionally, gross profit for the quarter benefited $480 thousand due to a $2.1 million grant received from BlueForge Alliance to reimburse the Company for the cost of its defense welder training programs in Batavia and related equipment. BlueForge Alliance is a nonprofit, neutral integrator that supports the U.S. Navy’s submarine industrial base initiatives.

Selling, general and administrative expense (“SG&A”), inclusive of amortization, was $9.3 million, or 18.6% of sales, up $2.0 million over the prior year. This increase reflects the continued investments the Company is making in its operations, employees, and technology. This included $0.3 million of incremental costs related to P3, $0.3 million for enterprise resource planning (“ERP”) conversion costs at the Batavia facility, $0.4 million of incremental research and development costs, and a $0.3 million increase in the supplemental performance bonus for Barber-Nichols employees3. When compared with the fourth quarter of fiscal 2024, SG&A expenses decreased $1.8 million, or 16%, primarily due to lower professional services fees and performance-based compensation.

[3]	Supplemental performance bonus is related to the 2021 acquisition of Barber Nichols LLC.

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Cash Management and Balance Sheet

Cash provided by operating activities was $8.7 million for the first quarter of fiscal 2025. Cash and cash equivalents on June 30, 2024, were $21.6 million up from $16.9 million on March 31, 2024. Capital expenditures for the first quarter of fiscal 2025 were $3.0 million.

The Company had no debt outstanding at June 30, 2024 with $29 million available on its senior secured revolving credit facility.

Orders, Backlog, and Book-to-Bill Ratio

See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for a further breakdown of orders and backlog by market. See “Key Performance Indicators” below for important disclosures regarding Graham’s use of these metrics.

(in millions)	Q1 24	Q2 24	Q3 24	Q4 24	FY24	Q1 25
Orders	$67.9	$36.5	$123.3	$40.8	$268.4	$55.8

Backlog	$322.0	$313.3	$399.2	$390.9	$390.9	$396.8

Orders for the three-month period ended June 30, 2024, were $55.8 million, which equated to a book-to-bill ratio of 1.1x. Defense orders represented 51% of total orders and included the second option year award to support the MK48 Mod 7 Heavyweight Torpedo program with mission critical alternators and regulators. Additionally, orders for the quarter included three surface condenser systems for the world’s first net-zero carbon emissions integrated ethylene cracker and derivatives site located in North America. Aftermarket orders for the refining and petrochemical markets for the first quarter of fiscal 2025 increased 4% to $8.2 million compared with the prior-year period.

Backlog at quarter end was $396.8 million, up 23% compared with the prior-year period and up 2% compared with the end of the trailing fourth quarter of fiscal 2024. Approximately 35% to 45% of orders currently in backlog are expected to be converted to sales in the next twelve months and another 25% to 30% is expected to convert to sales over the following year. The majority of orders expected to convert beyond twelve months are for the defense industry, specifically the U.S. Navy.

Fiscal 2025 Outlook

The Company’s outlook for 2025 is reaffirmed as follows:

(as of August 7, 2024)	Fiscal 2025 Guidance
Net Sales:	$200 million to $210 million
Gross Margin:	22% to 23% of sales
SG&A expense(1)	16.5% to 17.5% of sales
Adjusted EBITDA(2)	$16.5 million to $19.5 million
Effective Tax Rate	20% to 22%
Capital Expenditures	$10.0 million to $15.0 million

(1)	Includes approximately $6.5 million to $7.5 million of BN supplemental performance bonus, equity-based compensation, and ERP conversion costs included in SG&A expense.
(2)

Excludes net interest expense, income taxes, depreciation and amortization from net income, as well as approximately $2.0 million to $3.0 million of equity-based compensation and ERP conversion costs included in SG&A expense.

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Webcast and Conference Call

GHM’s management will host a conference call and live webcast on August 7, 2024 at 11:00 a.m. Eastern Time (“ET”) to review its financial results as well as its strategy and outlook. The review will be accompanied by a slide presentation, which will be made available immediately prior to the conference call on GHM’s investor relations website.

A question-and-answer session will follow the formal presentation. GHM’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored from the events section of GHM’s investor relations website.

A telephonic replay will be available from 3:00 p.m. ET today through Wednesday, August 14, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13746993 or access the webcast replay via the Company’s website at ir.grahamcorp.com, where a transcript will also be posted once available.

About Graham Corporation

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “future,” “outlook,” “anticipates,” “believes,” “could,” “guidance,” “should,” ”may”, “will,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, its ability to deliver to plan, its ability to continue to strengthen relationships with customers in the defense industry, its ability to secure future projects and applications, expected expansion and growth opportunities, anticipated sales, revenues, adjusted EBITDA, adjusted EBITDA margins, capital expenditures and SG&A expenses, the timing of conversion of backlog to sales, orders, market presence, profit margins, tax rates, foreign sales operations, customer preferences, changes in market conditions in the industries in which it operates, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, and its acquisition and growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses, and other unusual/nonrecurring expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information, such as Adjusted EBITDA and Adjusted EBITDA margin, is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Moreover, Graham’s credit facility also contains ratios based on Adjusted EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA, and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Adjusted net income and adjusted net income per diluted share are defined as net income and net income per diluted share as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and adjusted net income per diluted share are not measures determined in accordance with GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Graham believes that providing non-GAAP information, such as adjusted net income and adjusted net income per diluted share, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current fiscal year’s net income and net income per diluted share to the historical periods’ net income and net income per diluted share. Graham also believes that adjusted net income per share, which adds back intangible amortization expense related to acquisitions, provides a better representation of the cash earnings of the Company.

Forward-Looking Non-GAAP Measures

Forward-looking adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2024 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial estimates set forth above may be material.

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Key Performance Indicators

In addition to the foregoing non-GAAP measures, management uses the following key performance metrics to analyze and measure the Company’s financial performance and results of operations: orders, backlog, and book-to-bill ratio. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is defined as the total dollar value of net orders received for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as they often times are leading indicators of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

The book-to-bill ratio is an operational measure that management uses to track the growth prospects of the Company. The Company calculates the book-to-bill ratio for a given period as net orders divided by net sales.

Given that each of orders, backlog, and book-to-bill ratio are operational measures and that the Company’s methodology for calculating orders, backlog and book-to-bill ratio does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.

For more information, contact:

Christopher J. Thome	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Graham Corporation

Consolidated Statements of Operations - Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2024	2023	% Change
Net sales	$49,951	$47,569	5%
Cost of products sold	37,583	36,592	3%

Gross profit	12,368	10,977	13%
Gross margin	24.8%	23.1%
Operating expenses and income:
Selling, general and administrative	8,838	7,019	26%
Selling, general and administrative – amortization	436	274	59%
Other operating income	(130)	—	NA

Operating profit	3,224	3,684	(12%)

Operating margin	6.5%	7.7%
Other expense, net	91	93	(2%)
Interest (income) expense, net	(161)	185	NA

Income before provision for income taxes	3,294	3,406	(3%)
Provision for income taxes	328	766	(57%)

Net income	$2,966	$2,640	12%

Per share data:
Basic:
Net income	$0.27	$0.25	8%

Diluted:
Net income	$0.27	$0.25	8%

Weighted average common shares outstanding:
Basic	10,862	10,653
Diluted	10,958	10,719

NA: Not Applicable

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Graham Corporation

Consolidated Balance Sheets – Unaudited

(Amounts in thousands, except per share data)

	June 30, 2024	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$21,611	$16,939
Trade accounts receivable, net of allowances ($78 and $79 at June 30, and March 31, 2024, respectively)	36,767	44,400
Unbilled revenue	40,039	28,015
Inventories	32,762	33,410
Prepaid expenses and other current assets	4,011	3,561

Total current assets	135,190	126,325
Property, plant and equipment, net	34,004	32,080
Prepaid pension asset	6,454	6,396
Operating lease assets	6,985	7,306
Goodwill	25,520	25,520
Customer relationships, net	14,014	14,299
Technology and technical know-how, net	10,876	11,065
Other intangible assets, net	7,101	7,181
Deferred income tax asset	2,829	2,983
Other assets	1,192	724

Total assets	$244,165	$233,879

Liabilities and stockholders’ equity
Current liabilities:
Current portion of finance lease obligations	$20	$20
Accounts payable	19,509	20,788
Accrued compensation	10,630	16,800
Accrued expenses and other current liabilities	6,265	6,666
Customer deposits	87,658	71,987
Operating lease liabilities	1,211	1,237
Income taxes payable	894	715

Total current liabilities	126,187	118,213
Finance lease obligations	60	65
Operating lease liabilities	6,164	6,449
Accrued pension and postretirement benefit liabilities	1,258	1,254
Other long-term liabilities	2,308	2,332

Total liabilities	135,977	128,313

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $0.10 par value, 25,500 shares authorized, 11,043 and 10,993 shares issued and 10,871 and 10,850 shares outstanding at June 30 and March 31, 2024, respectively	1,104	1,099
Capital in excess of par value	32,354	32,015
Retained earnings	84,965	81,999
Accumulated other comprehensive loss	(6,891)	(7,013)
Treasury stock (172 and 143 shares at June 30, and March 31, 2024, respectively)	(3,344)	(2,534)

Total stockholders’ equity	108,188	105,566

Total liabilities and stockholders’ equity	$244,165	$233,879

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Graham Corporation

Consolidated Statements of Cash Flows – Unaudited

(Amounts in thousands)

	Three Months Ended June 30,
	2024	2023
Operating activities:
Net income	$2,966	$2,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	857	793
Amortization	554	446
Amortization of unrecognized prior service cost and actuarial losses	195	211
Amortization of debt issuance costs	—	59
Equity-based compensation expense	344	293
Change in fair value of contingent consideration	(130)	—
Deferred income taxes	99	855
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable	7,611	(5,769)
Unbilled revenue	(12,023)	5,171
Inventories	647	780
Prepaid expenses and other current and non-current assets	(926)	(1,065)
Income taxes receivable	—	(159)
Operating lease assets	321	293
Prepaid pension asset	(58)	(72)
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	(909)	(4,745)
Accrued compensation, accrued expenses and other current and non-current liabilities	(6,380)	(868)
Customer deposits	15,672	10,002
Operating lease liabilities	(310)	(256)
Income taxes payable	182	—
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	4	(6)

Net cash provided by operating activities	8,716	8,603

Investing activities:
Purchase of property, plant and equipment	(2,978)	(1,499)
Acquisition of P3 Technologies, LLC	(170)	—

Net cash used by investing activities	(3,148)	(1,499)

Financing activities:
Principal repayments on debt	—	(500)
Principal repayments on finance lease obligations	(79)	(85)
Purchase of treasury stock	(810)	(57)

Net cash used by financing activities	(889)	(642)

Effect of exchange rate changes on cash	(7)	(57)

Net increase in cash and cash equivalents	4,672	6,405
Cash and cash equivalents at beginning of period	16,939	18,257

Cash and cash equivalents at end of period	$21,611	$24,662

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Graham Corporation

Adjusted EBITDA Reconciliation*

(Unaudited, $ in thousands)

See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for additional history of Adjusted EBITDA and Adjusted EBITDA margin.

(1)

Beginning in the fourth quarter of fiscal 2024, Adjusted EBITDA no longer excludes the Barber-Nichols supplemental performance bonus, but now excludes the impact of non-cash equity-based compensation expense in order to be more consistent with market practice. Prior period results have been adjusted to reflect these changes on a comparable basis. The Barber-Nichols supplemental performance bonus expense was $1.1 million and $0.8 million for the first quarter of fiscal 2025 and 2024, respectively.

	Three Months Ended June 30,
	2024	2023
Net income	$2,966	$2,640
Acquisition & integration income	(93)	—
ERP Implementation costs	342	—
Net interest (income) expense	(161)	185
Income tax expense	328	766
Equity-based compensation expense	344	293
Depreciation & amortization	1,411	1,239

Adjusted EBITDA(1)	$5,137	$5,123

Net sales	$49,951	$47,569
Net income margin	5.9%	5.5%
Adjusted EBITDA margin	10.3%	10.8%

Graham Corporation Net Income Increased 12% to $3.0 million on Expanded Gross Margin of 24.8% in First Quarter of Fiscal 2025

August 7, 2024

Graham Corporation

Adjusted Net Income and

Adjusted Net Income per Diluted Share Reconciliation*

(Unaudited, $ in thousands, except per share amounts)

See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for additional history of Adjusted Net Income and Adjusted Net Income per Diluted Share.

(1)	Applies a normalized tax rate to non-GAAP adjustments, which are pre-tax, based upon the statutory tax rate.
(2)

Beginning in the fourth quarter of fiscal 2024, Adjusted Net Income no longer excludes the Barber-Nichols supplemental performance bonus. Prior period results have been adjusted to reflect this change on a comparable basis. The Barber-Nichols performance bonus expense, net-of-tax, was $0.8 million and $0.6 million for the first quarter of fiscal 2025 and 2024, respectively, and will continue through fiscal year 2026.

	Three Months Ended June 30,
	2024	2023
Net income	$2,966	$2,640
Acquisition & integration income	(93)	—
Amortization of intangible assets	554	446
ERP Implementation costs	342	—
Normalized tax rate(1)	(185)	(103)

Adjusted net income(2)	$3,584	$2,983

GAAP net income per diluted share	$0.27	$0.25
Adjusted net income per diluted share(2)	$0.33	$0.28
Diluted weighted average common shares outstanding	10,958	10,719

*

Acquisition and Integration Costs are incremental costs that are directly related to the P3 acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration. ERP Implementation Costs relate to consulting costs incurred in connection with the new ERP system being implemented throughout our Batavia, N.Y. facility and are not expected to recur once the project is completed.

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